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Pepper Hamilton LLP
Attorneys at Law
3000 Two Logan Square
Philadelphia, PA  19103-2799



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                                                                     Exhibit 5.1
                              October 7, 1999



Integrated Circuit Systems, Inc.
2435 Boulevard of the Generals
Norristown, PA  19403

          Re:  Registration Statement on Form S-4
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Gentlemen:

          You have requested our opinion, as special counsel for Integrated Circuit Systems, Inc. (the "Company") and ICS Technologies, Inc., ICST, Inc., and MicroClock, Inc. (collectively, the "Guarantors" ) in connection with a registration statement on Form S-4 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission on or about the date hereof. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          The Registration Statement relates to an offer to exchange (the "Exchange Offer") the Company's 11 1/2% Senior Subordinated Notes due 2009 (the "New Notes") for an equal principal amount of the Company's outstanding 11 1/2% Senior Subordinated Notes due 2009 (the "Old Notes").

          The Notes were issued, and the New Notes will be issued, under an Indenture dated as of May 11, 1999 (the "Indenture") among the Company, the Guarantors and Chase Manhattan Trust Company National Association, as Trustee (the "Trustee").

          In connection with this opinion, we have examined the Registration Statement, the Indenture (included as Exhibit 4 to the Registration Statement), the form of the New Notes (set forth as Exhibit B to the Indenture) and such other documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.

          We have, with your approval, assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic, or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents, and oral and written statements and representations, of officers
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Integrated Circuit Systems, Inc.
October 7, 1999
Page 2

and representatives of the Company. We have not independently verified such information and assumptions.

          Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendment thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, it is our opinion that:

          1. Each of the Company and the Guarantors has been duly incorporated and is validly existing and in good standing under the laws of their respective jurisdictions of its incorporation with the corporate power and authority to execute, deliver, and perform their respective obligations under the New Notes and the Indenture; and each of the Indenture and the New Notes has been duly authorized by the Company and the Guarantors;

          2. The Indenture constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms;

          3. The New Notes, when duly executed and delivered by or on behalf of the Company and the Guarantors in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee or an authenticating agent appointed by the Trustee in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms;

subject, in the case of the opinions set forth in paragraphs numbered 2 and 3 hereof, to (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights from time to time in effect; (ii) application of general principles of equity (regardless of whether considered in proceedings in equity or at law) and the discretion of the court before which any proceeding therefor may be brought; (iii) standards of commercial reasonableness and the implied covenant of good faith; and (iv) public policy.
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Integrated Circuit Systems, Inc.
October 7, 1999
Page 3


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Opinions" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent it required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,


                                    /s/ PEPPER HAMILTON LLP
                                    PEPPER HAMILTON LLP